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EXHIBIT 31.4

CERTIFICATION PURSUANT
TO RULE 13a-14(a) UNDER
THE SECURITIES EXCHANGE ACT OF 1934

I, Michael J. Higgins, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Ironwood Pharmaceuticals, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 29, 2012

/s/ MICHAEL J. HIGGINS Michael J. Higgins Chief Financial Officer

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  EXHIBIT 31.4